                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 GENERAL MAGIC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086

                                                                  [MAY 21], 1999

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of GENERAL MAGIC, INC. on June 24, 1999, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California at 2:00 p.m., Pacific Daylight Savings Time.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1998 GENERAL MAGIC, INC. Annual Report, which includes audited financial statements and certain other information.

     It is important that you use this opportunity to take part in the affairs of GENERAL MAGIC, INC. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Steven Markman
                                          Chairman, Chief Executive Officer
                                          and President

LOGO

                                      LOGO

                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of General Magic, Inc. (the "Company"), which will be held on June 24, 1999, at 2:00 p.m. Pacific Daylight Savings Time at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

          1. To elect six (6) directors to hold office until the 2000 Annual Meeting and until their successors are elected and qualified.

          2. To approve an amendment to the Company's Amended and Restated 1995 Employee Stock Purchase Plan to increase by 500,000 shares the maximum number of shares of Common Stock reserved for issuance thereunder.

          3. To approve the issuance of those shares of the Company's Common Stock equal to 20% or more of the outstanding Common Stock or voting power before the issuance of the Series D Convertible Preferred Stock upon (i) the conversion of the Company's Series D Convertible Preferred Stock and
     (ii) the exercise of warrants for the purchase of shares of the Company's Common Stock if the issuance of such shares upon such conversion or exercise is for less than the greater of book or market value of the Common Stock.

          4. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

          5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 26, 1999, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

                                          By Order of the Board of Directors,

                                          MARY E. DOYLE
                                          Secretary
Sunnyvale, California
[May 21], 1999

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                              GENERAL MAGIC, INC.
                             420 NORTH MARY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of General Magic, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held June 24, 1999, or any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is [May 21], 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 1998 is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on April 26, 1999, will be entitled to vote at the meeting and any adjournment
thereof. As of that date, there were [               ] shares of common stock of
the Company, par value $0.001 per share (the "Common Stock"), issued and
outstanding; [               ] shares of Series A Convertible Preferred Stock,
par value $0.001 per share (the "Series A Preferred Stock"), issued and
outstanding (with voting power of [               ] shares of Common Stock);
[               ] shares of 5 1/2% Cumulative Convertible Series B Preferred
Stock, par value $0.001 per share (the "Series B Preferred Stock"), issued and
outstanding (with voting power of [               ] shares of Common Stock);
[       ] shares of Series C Convertible Preferred Stock, par value $0.001 per
share (the "Series C Preferred Stock"), issued and outstanding and [       ]
shares of Series D Convertible Preferred Stock, par value $0.001 ("Series D Preferred Stock"), issued and outstanding. The Series A Preferred Stock, the Series B Preferred Stock and the Common Stock, which vote as a single class,
total [               ] shares of voting stock outstanding as of the record
date. The Series C Preferred Stock and the Series D Preferred Stock have no voting rights with respect to any matter to be voted on at this meeting. Stockholders may vote in person or by proxy. Each stockholder is entitled to one vote for each share of voting stock held on the proposals presented in this Proxy Statement, except as otherwise specified herein. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners to assist in the solicitation of proxies for a fee not to exceed $5,500, plus customary out-of-pocket expenses. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons. The Company will reimburse such persons for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting Procedures. Your vote is important. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company at the Company's principal office, 420 North Mary Avenue, Sunnyvale, California 94086, or by submitting a later-dated proxy, or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A board of six (6) directors is to be elected at the Annual Meeting of Stockholders. Management's nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Steven Markman, Michael E. Kalogris, Philip D. Knell, Roel Pieper, Dennis F. Strigl and Susan G. Swenson. Carl F. Pascarella has resigned from the Board of Directors effective June 24, 1999.

     If elected, management's nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2000 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable to serve for any reason, or if another vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as management may designate.

     If a quorum is present, the six (6) nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present but will have no effect on the outcome of the proposal.

     The table below sets forth, for persons who are management's nominees for election to the Board of Directors at this meeting, certain information with respect to age and background.

              DIRECTOR NAME                     POSITION WITH THE COMPANY         AGE    DIRECTOR SINCE
              -------------                     -------------------------         ---    --------------
Steven Markman, Ph.D......................  Chairman, Chief Executive Officer,    53          1996
                                            President and Director
Michael E. Kalogris.......................  Director                              49          1997
Philip D. Knell...........................  Director                              54          1998
Roel Pieper, Ph.D.........................  Director                              43          1996
Dennis F. Strigl..........................  Director                              53          1997
Susan G. Swenson..........................  Director                              51          1997

     Steven Markman is the Company's Chairman, Chief Executive Officer and President. Prior to joining the Company in September 1996, Dr. Markman served Novell, Inc. as Executive Vice President and General Manager of the Products Group from January 1996 to September 1996, and as the Executive Vice President and General Manager of the Information Access and Management Group from August 1994 until January 1996. Dr. Markman was Vice President of Engineering at First Pacific Networks, Inc., a company which delivers multimedia communications products, from March 1994 to August 1994. Dr. Markman holds a B.S. and a M.S. in Electrical Engineering and Electrophysics, respectively, from the Polytechnic Institute of Brooklyn. He also received a Ph.D. in Electrophysics from the Polytechnic Institute of New York.

     Michael E. Kalogris has served as a director of the Company since August 1997. Mr. Kalogris has been Chairman and Chief Executive Officer of Triton Communications Inc. ("Triton") since June 1997. Before joining Triton, Mr. Kalogris served as President and Chief Executive Officer of Horizon Cellular Group from October 1991 to February 1997.

     Philip D. Knell has served as a director of the Company since June 1998. Mr. Knell has been President and General Manager of MCI WorldCom Conferencing since September 1998, and was President and General Manager of the networkMCI Conferencing division of MCI Communications Corporation from July 1995 to September 1998. From December 1992 through June 1995, he was President and Chief Executive Officer of Darome Teleconferencing, Inc.

     Roel Pieper has served as a director of the Company since March 1996. Dr. Pieper has served as Executive Vice President of Technology, Strategy and Planning for Philips Electronics N.V. since May 1998.

From September 1997 to January 1998, he served as Senior Vice President and General Manager of the Worldwide Sales, Marketing, Service and Support Group for Compaq Computer Corporation. Dr. Pieper was Chief Executive Officer of Tandem Computers Incorporated ("Tandem") from January 1996 to August 1997. From 1993 until he joined Tandem in 1996, Dr. Pieper served as President and Chief Executive Officer of Tandem's wholly-owned subsidiary, UB Networks. Dr. Pieper is also a director of Lincoln National Corporation and VERITAS Software Corporation.

     Dennis F. Strigl has served as a director of the Company since August 1997. Mr. Strigl has been President and Chief Executive Officer of Bell Atlantic Global Wireless since August 1997, and President and Chief Executive Officer of Bell Atlantic Mobile since February 1991. Mr. Strigl is also a director of Grupo Iusacell, S.A., and Salient 3 Communications, Inc.

     Susan G. Swenson has served as a director of the Company since August 1997. Ms. Swenson has been President and Chief Executive Officer of Cellular One since March 1994. From April 1993 to March 1994, she served as Vice President and General Manager of Pacific Bell's Northern California regional business unit. Ms. Swenson is also a director of Wells Fargo & Company.

BOARD OF DIRECTOR'S COMMITTEES AND MEETINGS

     During the year ended December 31, 1998, the Board of Directors held six
(6) meetings. Each incumbent director attended at least 75% of the aggregate of such meetings of the Board and any committee of the Board on which he or she served, except Philip D. Knell and Roel Pieper. Mr. Knell was elected to the Board in June 1998, and he has attended all meetings of the Board and all Compensation Committee meetings held subsequent to his election to the Board.

     The Company has a Nominating Committee, an Audit Committee and a Compensation Committee.

     The Nominating Committee's function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. The members of the Nominating Committee at the end of fiscal 1998 were and currently are Messrs. Markman (ex officio), Kalogris and Pieper and Ms. Swenson. During the year ended December 31, 1998, the Nominating Committee did not meet. The Nominating Committee is not presently considering nominee recommendations from security holders. Stockholders may nominate one or more persons for election as directors at a meeting only if timely notice of such nomination(s) has been given in writing to the Secretary of the Company in accordance with the Company's bylaws. Nominations of directors by stockholders intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company at its offices at 420 North Mary Avenue, Sunnyvale, California 94086 no later than January [11], 2000.

     The Audit Committee's function is to review with the Company's independent auditors and management the annual financial statements and independent auditors' opinion, review the scope and results of the examination of the Company's financial statements by the independent auditors, approve all professional services and related fees of the independent auditors, recommend the retention of the independent auditors to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee at the end of fiscal 1998 were and currently are Messrs. Kalogris and Strigl. During the year ended December 31, 1998, the Audit Committee held two
(2) meetings.

     The Compensation Committee's function is to review and approve compensation levels and stock option grants for employees of the Company, as well as specific compensation for all executive officers of the Company. The members of the Compensation Committee at the end of fiscal 1998 were and currently are Mr. Knell and Ms. Swenson. During the year ended December 31, 1998, the Compensation Committee held three (3) meetings. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

                                 PROPOSAL NO. 2
      AMENDMENT OF AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting of Stockholders, the stockholders will be asked to approve an amendment to the Company's 1995 Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan") in order to increase by 500,000 the maximum number of shares of the Company's Common Stock that may be issued under the Purchase Plan. The Company's stockholders have previously approved the reservation of 505,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for purchase by employees under the Purchase Plan. As of March 31, 1999, a total of 96,908 shares remain available for future purchases, without giving effect to the proposed amendment.

     The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock that is helpful in attracting, retaining and motivating valued employees. To provide a reasonable reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 500,000 shares to a total of 1,005,000 shares.

SUMMARY OF THE PURCHASE PLAN

     The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

     General. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the "Code"). Each participant in the Purchase Plan is granted at the beginning of each offering under the Purchase Plan (an "Offering") the right to purchase, through accumulated payroll deductions, up to a number of shares of the Common Stock of the Company (a "Purchase Right") determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

     Shares Subject to Plan. Currently, a maximum of 505,000 of the Company's authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If any Purchase Right expires or is terminated or canceled, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

     Administration. The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to collectively as the "Board"). Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the Purchase Plan. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right. The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with any legal action arising from such person's action or failure to act in administering the Purchase Plan or any right granted thereunder.

     Eligibility. Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the Purchase Plan so long as the employee is (i) customarily employed for at least 20 hours per week, (ii) employed for more than five months in any calendar year and (iii) not a highly compensated employee within the meaning of Section 414(q) of the Code who currently holds the office of vice president or any higher office, including, but not limited to, the office of the chief executive officer and chief operating officer (an "Executive Officer"). However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 31, 1999, a total of approximately 156 current employees were eligible to participate in the Purchase Plan.

     Offerings. The Purchase Plan is implemented through two series of Offerings, the terms of which are referred to herein as "Offering Periods." A twelve-month "Annual Offering Period" will generally begin on or about February 1 of each year, and a six-month "Half-Year Offering Period" will generally begin on or about August 1 of each year. An employee may not participate simultaneously in more than one Offering. Generally, each Annual Offering Period is comprised of two six-month "Purchase Periods," while each Half-Year Offering Period is comprised of a single Purchase Period. However, the Board may establish a different term for one or more Offerings or different commencement or ending dates for any Offering Period or Purchase Period; provided, however, that no Offering Period may have a duration exceeding 27 months.

     Participation and Purchase of Shares. Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the "Offering Date"). Payroll deductions may not be less than 1% or more than 10% (or such other rate as the Board determines) of an employee's compensation on any payday during the Offering Period. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate or terminates employment.

     Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering. If the fair market value of a share of Common Stock on the Offering Date of the Half-Year Offering Period commencing immediately following the first Purchase Date of the concurrent Annual Offering Period is less than the fair market value on the Offering Date of such Annual Offering Period, then, unless a participant elects otherwise, each participant will be automatically withdrawn from the Annual Offering Period after purchasing shares and enrolled in the Half-Year Offering Period.

     Subject to certain limitations, each participant in an Offering is granted a Purchase Right for a number of whole shares determined by dividing (i) 10% of such participant's anticipated compensation for that Offering Period by (ii) $8.40. However, the maximum number of shares a participant may purchase in any Offering Period is equal to the number of whole shares determined by dividing
(i) $25,000, in the case of an Annual Offering Period, and $12,500, in the case of a Half-Year Offering Period by (ii) the fair market value of a share of Common Stock on the applicable Offering Date. As a further limitation, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 in any calendar year (measured by the fair market value of the Company's Common Stock on the applicable Offering Date). Purchase Rights are nontransferable, other than by will or the laws of descent and distribution, and may only be exercised by the participant.

     On the last day of each Purchase Period (a "Purchase Date"), the Company issues to each participant in the Offering the number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing sale price per share as reported on the Nasdaq National Market. On March 31, 1999, the closing price per share of Common Stock was $3.625. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

     Change in Control. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume the Company's rights and obligations under the Purchase Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Purchase Period will be accelerated to a date before the Change in Control specified by the Board. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate. The Purchase Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company or its successor: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company.

     Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the Purchase Plan have been issued. The Board may at any time amend or terminate the Purchase Plan, except that (i) such termination shall not affect Purchase Rights previously granted under the Purchase Plan, except as permitted under the Purchase Plan, (ii) generally, no amendment may adversely affect a Purchase Right granted under the Purchase Plan, and (iii) the approval of the Company's stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations the employees of which may participate in the Purchase Plan.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) 15% of the fair market value of the shares on the Offering Date. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) 15% of the fair market value of the shares on the Offering Date is recognized as ordinary income in the year of the participant's death.

     If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the

Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, will be treated as a capital gain or loss, as the case may be.

     If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code. In all other cases, no deduction is allowed the Company.

AMENDED PLAN BENEFITS AND ADDITIONAL INFORMATION

     Because benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the proposed amendment to the Purchase Plan is approved by the stockholders. Directors and Executive Officers of the Company are not eligible to participate in the Purchase Plan. 408,092 shares of Common Stock have been purchased under the Purchase Plan by employees since its inception through and including March 31, 1999. No shares were purchased under the Purchase Plan by any Executive Officers or directors, any other nominees for election as directors or any associates of such directors or nominees or of any Executive Officers, and no person has purchased five percent or more of the total number of shares issued under the Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will be counted as a vote against the proposal, but broker non-votes will have no effect on the outcome of the proposal.

     The Board of Directors believes that the opportunity to purchase shares under the Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE PURCHASE PLAN.

                                 PROPOSAL NO. 3

APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SERIES D CONVERTIBLE
                    PREFERRED STOCK AND EXERCISE OF WARRANTS

     On March 30, 1999, the Company completed a private placement sale of 2,000 shares of its Series D Preferred Stock, par value $.001 per share (the "Series D Shares"), for cash proceeds of $20,000,000. The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock prescribes the rights, preferences, privileges and limitations of the Series D Shares (the "Certificate of Designations"). In connection with the sale of the Series D Shares, the Company also issued warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $5.078 (the "Warrants"). The Warrants and the Series D Shares are referred to collectively as the "Series D Securities." Copies of the relevant documents for this private placement sale of the Series D Securities were filed as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 1999. The following summary of the material terms of the Series D Securities is not intended to be a complete description of all of the terms contained in the Certificate of Designations and the other transaction documents and for complete information reference is made to such filing.

     The Board of Directors authorized the sale of the Series D Securities for the purpose of increasing the Company's working capital.

SUMMARY TERMS OF THE SERIES D SECURITIES

     The Series D Securities were issued in connection with a privately placed equity financing to institutional investors (the "Series D Holders"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement").

     Dividends. The Series D Shares accrue dividends quarterly at a rate of 5% per annum, payable, at the Company's option, in cash or by adding the amount of accrued and unpaid dividends to the liquidation preference, as described below.

     Conversion Rights. Each Series D Share is convertible, at the option of a Series D Holder, into that number of shares of the Company's Common Stock obtained by dividing the sum of the liquidation preference ($10,000 per share) plus any accrued and unpaid dividends and any unpaid default interest on cash dividends (the "Liquidation Value") by an amount (the "Conversion Price") equal to (i) 110% of the average of the closing bid prices during the ten consecutive trading days immediately after, at the option of the Company, April 29, 1999, May 29, 1999 or June 28, 1999 or (ii) in the event that a Major Transaction (as defined below) occurs prior to the date the initial Conversion Price is set in accordance with (i), $4.50. The Series D Shares are not convertible into Common Stock until the earlier of (i) the date the initial Conversion Price is set in accordance with (i) of the foregoing sentence or (ii) upon a Major Transaction. The ability of the Series D Holders to convert Series D Shares is subject to the Discounted Securities Limit discussed below. Subject to extension under certain circumstances, the Series D Shares shall automatically convert into Common Stock on March 30, 2002, at a conversion rate equal to the Liquidation Value divided by the closing bid price on that date, unless sooner converted or redeemed.

     Assuming that the Discounted Securities Limit and the other conversion restrictions do not apply, that the conversion occurs on April 26, 1999 and that the Conversion Price is set based on 110% of the average of the closing bid prices during the ten consecutive trading days immediately after March 30, 1999 ($3.33), the 2,000 outstanding Series D Shares would be convertible into
6,006,006 shares of Common Stock or approximately [               ]% of the
total number of outstanding shares of Common Stock after the conversion of the Series D Shares.

     The Conversion Price will be reset following the last day of each September and March until March 30, 2002 and on December 31, 1999, and June 30, 2000 to an amount equal to 110% of the average of the closing bid prices of the Company's Common Stock during the ten trading days immediately after each such date (the "Reset Price") if the Reset Price is less than the then-effective Conversion Price. In addition, the Conversion Price may be subject to adjustment in the event of, among other things:

     - stock splits, stock dividends or similar transactions;

     - the Company's failure to comply with certain requirements, including, among other things, approval by the Company's stockholders of issuances of shares of Common Stock upon conversion of the Series D Shares and the exercise of the Warrants (the "Conversion Shares") in excess of the Discounted Securities Limit (which approval is being solicited in this Proposal), maintenance of the registration statement relating to the Conversion Shares, and maintenance of the listing of the Company's Common Stock on the Nasdaq National Market ("Nasdaq"), The American Stock Exchange, Inc. ("AMEX") or The New York Stock Exchange ("NYSE") (See "Discounted Securities Limit" discussion below);

     - the Company's issuance or sale or deemed issuance or sale of shares of Common Stock at a price less than the then-effective Conversion Price, subject to certain limited exceptions; or

     - the Company's issuance or sale or deemed issuance or sale of convertible securities that are convertible into Common Stock at a conversion price which varies with the market price of the Common Stock and which conversion price is calculated using a different formula than the formula used to calculate the conversion price of the Series D Shares.

     Preemptive Rights. For a period of 365 days after the effectiveness of the registration statement relating to the Conversion Shares and subject to certain exceptions, the Series D Holders have a right of first refusal with respect to 100% of future issuances by the Company, subject to certain limited exceptions, of:

     - convertible securities that are convertible into or exchangeable for Common Stock at a conversion price which may vary with the market price of the Common Stock;

     - shares of Common Stock issued at a price which is less than 93% of the closing bid price on the issuance date of such shares; and

     - convertible securities that are convertible into or exchangeable for Common Stock at a conversion price which is less than 93% of the closing bid price on the issuance date of such securities.

     Redemption Rights of the Company. Subject to certain conditions, the Company may redeem all of the Series D Shares upon a consolidation, merger or other business combination in which the Company's stockholders do not retain sufficient voting power of the surviving entity to elect a majority of such entity's board of directors (a "Change of Control") at a price equal to, subject to limited exceptions, 115% of the Liquidation Value. In addition, subject to certain conditions, in the event that a Reset Price is less than 50% of the initial Conversion Price, the Company may redeem all of the Series D Shares at Liquidation Value.

     Redemption Rights of Series D Holders. Series D Holders are entitled to require the Company to redeem some or all of their shares at a per share price equal to the greater of (i) 125% of the Liquidation Value or (ii) a price based on the market value of the Company's Common Stock at the time of the public announcement of any of the following events (each a "Major Transaction"):

     - a Change of Control;

     - sale of all or substantially all of the Company's assets; and

     - a purchase, tender or exchange offer made to and accepted by holders of more than 50% of the Company's Common Stock which is approved or recommended by the Company's Board of Directors.

However, in the event of a Change of Control, the Series D Holders may not exercise their rights of redemption in the event that the Company has previously delivered to the Series D Holders its notice of redemption upon a Change of Control.

     The Series D Holders are also entitled to require the Company to redeem some or all of such shares at a per share price equal to the Liquidation Value at the time of any of the following events:

     - the Company's failure to maintain the registration statement for the resale of the Conversion Shares;

     - the Company's failure to maintain listing of its Common Stock on Nasdaq, AMEX or NYSE;

     - the Company's failure to obtain stockholder approval for issuance in excess of the Discounted Securities Limit (which approval is being solicited in this Proposal); or

     - a purchase, tender or exchange offer made to and accepted by holders of more than 50% of the Company's Common Stock which is not approved or recommended by the Company's Board of Directors.

     Furthermore, the Series D Holders are entitled to require the Company to redeem some or all of their shares at a per share price equal to 130% of the Liquidation Value or in certain cases, the greater of (i) 130% of the Liquidation Value or (ii) a price based on the closing bid price of the Company's Common Stock at the time of any of the following events, among other things:

     - the Company's failure to timely file a registration statement registering the Conversion Shares;

     - the Company's failure to use its best efforts to maintain registration of the Conversion Shares;

     - the Company's failure to use its reasonable best efforts to maintain the listing of its Common Stock on Nasdaq National Market, AMEX or NYSE; or

     - the Company's failure to timely convert Series D Shares.

     Voting Rights. An affirmative vote of not less than two-thirds of the then-outstanding Series D Shares is required to approve any change to the Certificate of Designations or the Company's Certification of Incorporation that would adversely affect or otherwise impair the rights or relative priority of the Series D Holders relative to holders of any other class of capital stock. Otherwise, except as required by law, the Series D Shares have no other voting rights.

     Liquidation Rights. The Certificate of Designations entitles the Series D Holders, in the event of any liquidation, dissolution or winding up of the Company, to receive an amount per share equal to the Liquidation Value in preference to the holders of Common Stock.

     Warrants. The Warrants are exercisable for 150,000 shares of the Company's Common Stock at a current exercise price of $5.078 per share, have a term of three (3) years, and may be exercised for cash or on a cashless basis based on the net appreciated value of the underlying shares of Common Stock. The Warrants provide for weighted average anti-dilution protection related to certain issuances of Common Stock, options and convertible securities by the Company.

     Discounted Securities Limit. Because the Conversion Price and the number of Conversion Shares to be issued is based in part on the future stock price of the Company's Common Stock, the Conversion Shares may be deemed to be "below market" or discounted securities. The issuance of the Conversion Shares may therefore be subject to the Marketplace Rules of the Nasdaq National Market requiring stockholder approval of certain discounted securities. Section 4460
(i)(1)(D)(ii) of the Marketplace rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance of the securities if the issuance is for less than the greater of book or market value of the common stock on the date such securities are originally issued (the "Discounted Securities Limit").

     In order to assure the Company's compliance with this rule, the Certificate of Designations provides that the Company is not obligated to issue shares of Common Stock upon conversion of the Series D Shares if such conversion, when aggregated with all prior or concurrent conversions of the Series D Shares, would result in the Company issuing shares of Common Stock in excess of the Discounted Securities Limit. As of the date of the Purchase Agreement, there were 35,480,571 shares of the Company's Common Stock outstanding, 20% of which is 7,096,114. Assuming the exercise of all the Warrants, the Series D Shares cannot be converted into more than 6,946,114 shares of Common Stock as of March 31, 1999.

     The Company is obligated under the Purchase Agreement to seek stockholder approval of the right of the Company to issue Conversion Shares in excess of the Discounted Securities Limit. The Company is therefore seeking such approval in this Proposal. A vote in favor of this Proposal is a vote in favor the Company's ability to issue shares of Common Stock in excess of the Discounted Securities Limit.

EFFECT OF FAILURE TO OBTAIN STOCKHOLDER APPROVAL

     In the event the Company is unable to obtain the stockholder approval necessary to issue Conversion Shares in excess of the Discounted Securities Limit, at the option of the Series D Holders holding two-thirds of the then outstanding Series D Shares, such holders will have a number of remedies including:

     - the right to require the Company to redeem all or any portion of the Series D Shares at a per share price equal to the Liquidation Value, which, assuming all 2,000 issued and outstanding shares of Series D Shares were submitted for redemption on the date of this Proxy Statement, would equal a total redemption value of approximately $20,000,000; or

     - the right to require the Company to (i) pay an amount in cash per Series D Shares equal to one percent of the Liquidation Value for each day the Company has not obtained stockholder approval for up to 20 days, which would total approximately $4,000,000, assuming all 2,000 Series D Shares are outstanding, and (ii) decrease the Conversion Price by 25%.

     In the event that the Company fails to use its reasonable best efforts to solicit stockholder approval, the Series D Holders have the immediate right to require the Company to redeem all or any portion of the Series D Shares at a per share price equal to 130% of the Liquidation Value, which assuming all 2,000 issued and outstanding shares of Series D Shares were submitted for redemption on the date of this Proxy Statement, would equal a total redemption value of approximately $26,000,000.

     The Company believes that the Series D Holders' election of one or more of the remedies available to them in the event stockholder approval is not obtained will likely have a material adverse effect on the Company's financial condition and/or result in increased dilution to the holders of Common Stock. Therefore, the Company believes that it is in the best interests of the Company and its stockholders to vote in favor of the proposal.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the proposal.

     For the reasons set forth above, the Board of Directors believes that approval of the issuance of shares of Common Stock on conversion of the Series D Shares or upon the exercise of the Warrants in excess of the Discounted Securities Limit is in the best interests of the stockholders and the Company. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK IN EXCESS OF THE DISCOUNTED SECURITIES LIMIT.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG LLP as its independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999. KPMG LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1990. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum representing a majority of all outstanding shares of the Company's Common Stock, Series A Preferred Stock and Series B Preferred Stock is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer, four other highest compensated current executive officers of the Company whose salary and bonus for the year ended December 31, 1998, exceeded $100,000, and a former executive officer of the Company whose salary and bonus for the year ended December 31, 1998, exceeded $100,000 but who was not an executive officer at December 31, 1998 (the "Named Executive Officers") and (iv) all current executive officers and directors of the Company as a group. Such information is as of March 31, 1999, except with respect to the former Named Executive Officer whose information is as of November 4, 1998, his last day of employment with the Company.

                                                  SHARES OF COMMON STOCK      SHARES OF PREFERRED STOCK
                                                 BENEFICIALLY OWNED(2)(3)     BENEFICIALLY OWNED(2)(3)
                                                 -------------------------    -------------------------
                                                 NUMBER OF     PERCENTAGE     NUMBER OF     PERCENTAGE
   NAME AND ADDRESS OF BENEFICIAL OWNERS(1)        SHARES       OF CLASS        SHARES       OF CLASS
   ----------------------------------------      ----------    -----------    ----------    -----------
5% STOCKHOLDERS
Microsoft Corporation..........................  3,629,000(4)      9.3%         50,000         93.5%
  One Microsoft Way, Bldg. #8
  North Office 2211
  Redmond, WA 98052
OFFICERS AND DIRECTORS
Steven Markman, Ph.D.(5).......................    638,754         1.8%             --           --
Mary E. Doyle(6)...............................    127,291           *              --           --
Linda A. Hayes(7)..............................     77,789           *              --           --
Michael E. Kalogris(8).........................     17,500           *              --           --
Philip D. Knell................................      2,000           *              --           --
James P. McCormick(9)..........................     95,833           *              --           --
Carl F. Pascarella(10).........................     39,170           *              --           --
Roel Pieper, Ph.D.(11).........................     30,833           *              --           --
Steven D. Schramm(12)..........................    184,146           *              --           --
Dennis F. Strigl(13)...........................     18,700           *              --           --
Kevin J. Surace(14)............................    142,379           *              --           --
Susan G. Swenson(15)...........................     17,500           *              --           --
Executive officers and directors as a group (14
  persons)(16).................................  1,277,541         3.5%             --           --

---------------
  *  Less than 1%

 (1) Except as otherwise indicated, the address of each beneficial owner is in care of the Company at 420 North Mary Avenue, Sunnyvale, California 94086.

 (2) Except as indicated in the footnotes to this table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock and/or Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (3) Calculations of percentages of beneficial ownership are based upon 35,480,571 shares of Common Stock and 53,500 shares of Series A Preferred Stock and Series B Preferred Stock outstanding as of March 31, 1999. Calculations assume the exercise by only the respective named stockholder of all options to purchase Common Stock beneficially held by such stockholder, if any, which are exercisable within 60 days of March 31, 1999.

 (4) Includes 3,629,000 shares of Common Stock which may be acquired at any time by Microsoft Corporation upon conversion of the 50,000 shares of Series A Preferred Stock currently held by them.

 (5) Includes 500,000 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (6) Includes 119,791 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (7) Includes 77,789 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (8) Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 1999.

 (9) Includes 95,833 shares subject to stock options exercisable within 60 days of March 31, 1999.

(10) Includes 39,170 shares subject to stock options exercisable within 60 days of March 31, 1999. However, by letter dated March 12, 1998, Mr. Pascarella indicated his intention to cancel all options granted to him pursuant to the Company's Amended and Restated 1990 Stock Option Plan and 1994 Outside Directors Stock Option Plan and to decline any future grants thereunder, as per the policy of VISA U.S.A. Inc. Mr. Pascarella has resigned from the Board effective June 24, 1999.

(11) Includes 30,833 shares subject to stock options exercisable within 60 days of March 31, 1999.

(12) Beneficial ownership as of November 4, 1998, Mr. Schramm's last day of employment with the Company. Includes 4,167 shares subject to stock options exercisable within 60 days of November 4, 1998 held by Steven D. Schramm and 541 shares subject to stock options exercisable within 60 days of November 4, 1998 held by Wendy Schramm, his wife.

(13) Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 1999.

(14) Includes 3,450 shares held by Sandra Surace, wife of Kevin Surace, and 1,350 shares held by Sandra Surace as Custodian for Natalie Surace, a minor child, and 130,209 shares subject to stock options exercisable within 60 days of March 31, 1999.

(15) Includes 17,500 shares subject to stock options exercisable within 60 days of March 31, 1999.

(16) Includes 1,115,917 shares subject to stock options exercisable within 60 days of March 31, 1999 held by all current executive officers and directors as a group. Does not include 4,167 shares subject to stock options exercisable within 60 days of November 4, 1998 held by Steven D. Schramm and 541 shares subject to stock options exercisable within 60 days of November 4, 1998 held by Wendy Schramm, his wife.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                      ANNUAL          -------------------------
                                                   COMPENSATION       RESTRICTED    SECURITIES
                                               --------------------      STOCK      UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   AWARD(S)($)   OPTIONS(#)    COMPENSATION($)
     ---------------------------        ----   ---------   --------   -----------   -----------   ---------------
Steven Markman, Ph.D.(1)                1998   $319,423    $273,000(2)        --        652,793              --
  Chairman, Chief Executive             1997    301,154      90,000(3)        --             --              --
  Officer and President                 1996     77,307      60,000(4)  $155,250(5)   1,500,000(6)   $    50,000(7)

Mary E. Doyle(8)                        1998    196,615     100,000(2)        --        150,000              --
  Senior Vice President, Business
    Affairs,                            1997    180,692      53,055(3)        --         70,000          61,762(9)
  General Counsel and Secretary         1996     72,692      12,300(4)        --        200,000(10)        16,253(9)

Linda A. Hayes(11)                      1998    234,150      75,100(2)        --        225,000              --
  Senior Vice President, Marketing      1997     60,923      32,400(3)        --        130,000              --
                                        1996         --          --          --              --              --

James P. McCormick(12)                  1998    201,750     107,500(2)        --        175,000              --
  Chief Operating Officer and Chief     1997    101,077      31,500(3)        --        200,000              --
  Financial Officer                     1996         --          --          --              --              --

Kevin J. Surace(13)                     1998    219,962     138,000(2)                  200,000
  Executive Vice President, Business    1997    192,442      57,221(3)        --         70,000              --
  Development and Strategy              1996     14,231          --          --         150,000              --
Former Officer:
Steven D. Schramm(14)                   1998    187,686     218,408(2)        --        100,000         187,000(15)
  Vice President and General Manager,   1997    170,654      50,108(3)        --         70,000              --
  Communication Products Division       1996    148,365      72,750(4)        --        210,000(16)            --

---------------
 (1) Dr. Markman joined the Company in September 1996.

 (2) Includes bonuses earned in fiscal 1998 but paid in fiscal 1999.

 (3) Includes bonuses earned in fiscal 1997 but paid in fiscal 1998.

 (4) Includes bonuses earned in fiscal 1996 but paid in fiscal 1997.

 (5) As part of his compensation arrangement, the Company granted Dr. Markman the right to acquire 135,000 shares of restricted Common Stock for $0.10 per share. In March 1997, Dr. Markman exercised this right and acquired the restricted stock. 67,500 shares of the restricted stock vested in September 1997, and the remaining 67,500 shares vested in September 1998. Effective as of the September 1997 and September 1998 vesting dates, Dr. Markman tendered 22,562 and 23,584 shares, respectively, to the Company in satisfaction of applicable income and employment tax withholding obligations.

 (6) Includes options for an aggregate of 750,000 shares of Common Stock which were repriced in November 1996, replacing options for an aggregate of 750,000 shares granted earlier in the year.

 (7) Represents payment for costs incurred in connection with Dr. Markman's employment transition.

 (8) Ms. Doyle joined the Company in July 1996.

 (9) Represents payment for costs incurred in connection with Ms. Doyle's employment transition.

(10) Includes options for an aggregate of 100,000 shares of Common Stock which were repriced in November 1996, replacing options for an aggregate of 100,000 shares granted earlier in the year.

(11) Ms. Hayes joined the Company in September 1997.

(12) Mr. McCormick joined the Company in June 1997.

(13) Mr. Surace joined the Company in November 1996.

(14) Mr. Schramm left the Company in November 1998 in connection with the Company's divestiture of its DataRover handheld communication products division.

(15) Represents severance paid to Mr. Schramm in connection with his departure from the Company in November 1998. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

(16) Includes options for an aggregate of 37,500 shares of Common Stock which were repriced in February 1996, replacing options for an aggregate of 37,500 shares granted in 1995, and options for an aggregate of 142,500 shares of Common Stock which were repriced in November 1996, replacing options for 67,500 shares granted in 1996, 62,500 shares granted in 1994 and 12,500 shares granted in 1993.

     The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1998, to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS IN FISCAL 1998
                                --------------------------------------------------
                                             % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                NUMBER OF     OPTIONS                                  AT ASSUMED ANNUAL RATES
                                SECURITIES   GRANTED TO                              OF STOCK PRICE APPRECIATION
                                UNDERLYING   EMPLOYEES    EXERCISE OR                    FOR OPTION TERM(3)
                                 OPTIONS     IN FISCAL       BASE       EXPIRATION   ---------------------------
             NAME               GRANTED(1)      YEAR       PRICE(2)        DATE           5%            10%
             ----               ----------   ----------   -----------   ----------   ------------   ------------
Steven Markman, Ph.D..........    652,793       17.1%       $6.5625      09/24/08     $2,694,150     $6,827,519
Mary E. Doyle.................    150,000        3.9         6.5625      09/24/08        619,068      1,568,840
Linda A. Hayes................    225,000        5.9         6.5625      09/24/08        928,602      2,353,260
James P. McCormick............    175,000        4.6         6.5625      09/24/08        722,246      1,830,314
Kevin J. Surace...............    200,000        5.2         6.5625      09/24/08        825,424      2,091,787
Former Officer:
Steven D. Schramm.............    100,000(4)     2.6         6.6250      11/04/08        416,643      1,055,854

---------------
 (1) Generally, options granted in 1998 under the Option Plan vest at the rate of 1/4th on the first anniversary of the date of grant and 1/48th per month thereafter for each full month of the continued employment of the option holder.

 (2) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

 (3) Potential gains are net of exercise price, but before taxes associated with the exercise. These amounts represent certain hypothetical gains based on assumed rates of appreciation, based on the Securities and Exchange Commission's rules, and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company, overall market conditions and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not be achieved.

 (4) As of November 4, 1998. Options granted to Mr. Schramm in 1998 vest at the rate of 1/24 per month from November 4, 1998 for each full month of the continued employment of the option holder by DataRover Mobile Systems, Inc.

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the year ended December 31, 1998, and unexercised options held as of December 31, 1998, by the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                SHARES                      OPTIONS AT 12/31/98(1)        OPTIONS AT 12/31/98(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(3)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Steven Markman, Ph.D........         --             --      421,875        980,918       $922,725       $717,675
Mary E. Doyle...............         --             --       89,584        230,416        247,890        248,617
Linda A. Hayes..............         --             --       53,733        301,267        171,258        243,078
James P. McCormick..........         --             --       75,001        299,999        255,453        425,746
Kevin J. Surace.............         --             --      107,292        312,708        298,831        330,482
Former Officer:
Steven D. Schramm...........    212,500     $1,133,789        4,167         95,833             --             --

---------------
(1) Includes options granted at an exercise price greater than the per share closing price of $5.031, as reported on the Nasdaq National Market, on December 31, 1998.

(2) Based on the per share closing price of $5.031, as reported on the Nasdaq National Market, on December 31, 1998, less the exercise price, multiplied by the number of shares underlying the options.

(3) Based on the fair market price of the Company's Common Stock on the exercise date, less exercise price, multiplied by the number of shares underlying the options.

COMPENSATION OF DIRECTORS

     Each eligible outside director, who is not an employee of the Company or of any parent or subsidiary corporation of the Company and was a director at time of disbursement was entitled to receive the following amounts of cash compensation for his or her services as a director of the Company: (i) $10,000 per year, payable on the last day of the Company's fiscal year, and (ii) $1,000 or $500 for each regular or special meeting attended by the eligible outside director in person or by telephone, respectively. In addition, each eligible outside director was entitled to reimbursement of travel expenses reasonably incurred by him or her in connection with attending any regular or special meeting of the Board. Furthermore, the 1994 Outside Directors Stock Option Plan (the "Directors Plan") provides for automatic initial and annual grants of nonqualified stock options to directors of the Company who are not employees of the Company or of any affiliated corporation. However, any non-employee director will be ineligible to participate in the Directors Plan if the director's employer is a stockholder of the Company or an affiliated corporation of a stockholder of the Company, or if the director's employer holds a technology license from the Company or is an affiliated corporation of such license holder. During the fiscal year ended December 31, 1998, Mr. Knell received under the Directors Plan an initial option grant for 40,000 shares of Common Stock, and each of Messrs. Kalogris, Pieper and Strigl and Ms. Swenson received under the Directors Plan an annual option grant for 10,000 shares of Common Stock. Mr. Pascarella declined to accept his annual option grant for 1998 for 10,000 shares of Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In September 1996, the Company entered into an employment agreement with Steven Markman commencing September 19, 1996. The employment agreement was amended in December 1997 (together with the employment agreement, the "Employment Agreement"). The Employment Agreement provides that Dr. Markman serve as the Company's Chairman of the Board of Directors, President and Chief Executive Officer for an annual salary of $300,000, subject to annual review by the Board of Directors, and during the first twelve months of his employment, a guaranteed bonus of not less than twenty percent (20%) of his then current salary. In accordance with the Employment Agreement, the Company granted Dr. Markman options for 750,000 shares of the Company's Common Stock. In addition, as further required by his Employment Agreement, the Company granted Dr. Markman the right to purchase up to 135,000 restricted shares of the Company's Common Stock at a price of $0.10 per share. Dr. Markman exercised this right in March 1997. 67,500 of the restricted shares vested in September 1997 and the remaining 67,500 shares vested in September 1998. As permitted under the Employment Agreement, Dr. Markman surrendered 22,562 and 23,584 shares of Common Stock of the Company in September 1997 and September 1998, respectively, in satisfaction of his income and employment tax withholding obligations arising upon the vesting of Dr. Markman's restricted shares. Either party may terminate the Employment Agreement at any time, provided that, if prior to September 19, 2000, the Company terminates Dr. Markman's employment other than for "cause" (and not as a result of his death or "disability" (as defined in the agreement)) or Dr. Markman resigns for "good reason" (as defined in the agreement), then (i) Dr. Markman will be entitled to receive his final salary rate until September 19, 2000, provided such period of salary continuance will not be less than one year or more than two years, as well as any bonus he would otherwise have earned in the year of his termination, and (ii) all restricted stock and all stock options previously granted to Dr. Markman by the Company will continue to vest during the period of salary continuance, and such stock options will remain exercisable for a period of 18 months following the later of the date Dr. Markman is terminated as the Company's Chief Executive Officer or the date of such option vesting. If Dr. Markman's employment is terminated by the Company without cause or if Dr. Markman resigns for good reason during the period beginning 30 days prior to the first public announcement that the Company has entered into an agreement that would result in a change in control (as defined in the agreement) and ending one year following the change in control, then Dr. Markman is entitled to the same benefits described in the preceding sentence, except that all of his unvested outstanding stock options and restricted stock will immediately vest.

     In August 1997, the Company entered into a letter agreement with Linda A. Hayes. The employment letter provides that Ms. Hayes serve as the Company's Vice President, Marketing, for an annual salary of $180,000, and for the second half of 1997 and the first half of 1998, a guaranteed bonus of $64,800. In accordance with her employment letter, the Company granted Ms. Hayes options for 130,000 shares of the Company's Common Stock. Upon a "transfer of control" (as defined in the Company's standard form of stock option agreement), all of the shares subject to this option will become fully vested and exercisable as of the date 10 days prior to the date of the transfer of control. Under the agreement, if the Company, or any legal successor of the Company, terminates her employment for any reason (other than for "just cause" (as defined in the agreement) or upon her death, "disability" (as defined in the agreement) or voluntary resignation), then (i) Ms. Hayes will be entitled to receive her final base salary, as well as any bonus she would otherwise have earned, for a period of six months from the date of her termination of employment and (ii) an additional 30% of the shares subject to her stock option will become vested and exercisable as of the date of her termination of employment.

     In October 1998, the Company finalized a Severance and Change of Control Agreement with Steven D. Schramm, the Company's then Vice President and General Manager of the Communication Products Division. Pursuant to the agreement, upon a "change of control" (as defined in the agreement), the successor corporation must either assume Mr. Schramm's options or substitute for such options substantially equivalent options for the acquiring corporation's stock. If the successor corporation fails to do so, any unexercised portion of Mr. Schramm's outstanding options shall be immediately exercisable and vested in full as of the date 10 days prior to the date of the change of control. In the event that within 12 months of such change of control, Mr. Schramm's employment is terminated for any reason other than "cause" (as defined in the agreement) or Mr. Schramm resigns for "good reason" (as defined in the agreement), then: (i) Mr. Schramm was to receive severance pay in an amount equal to 100% of his annual base salary at the time of such termination and the full amount of his annual bonus at the "on-target" level for the fiscal year in which he was terminated; (ii) Mr. Schramm was to be entitled to reimbursement of his COBRA premiums for a period of up to 12 months after such termination; and (iii) any unexercisable or unvested portion of any then-outstanding stock options or restricted shares were to be immediately exercisable and vested in full as of the date of the termination of his employment. The agreement also provides that in the event that he is terminated by the Company prior to a change of control within a reasonable period of time after either (i) the

Company's sale of the Communication Products Division or (ii) the Company's elimination of his then current position as Vice President and General Manager of the Communication Products Division, then: (i) Mr. Schramm was to receive severance pay in an amount equal to 100% of his annual base salary at the time of such termination and a pro-rated amount of his annual bonus at the "on-target" level for the fiscal year in which he was terminated; (ii) Mr. Schramm was to be entitled to reimbursement of his COBRA premiums for a period of up to 12 months after such termination; and (iii) 50% of the unexercisable or unvested portion of then-outstanding stock options granted prior to January 1, 1998 were to be immediately exercisable and vested in full as of the date of the termination of his employment. Mr. Schramm's employment was terminated on November 4, 1998 in connection with the Company's divestiture of the Communication Products Division effective October 1998. Under the agreement, Mr. Schramm agreed, for a period of one year after the termination of his employment, not to recruit, solicit, or invite the solicitation of any employees of the Company to terminate their employment.

     In addition, in October 1998, the Company finalized an Incentive Agreement with Steven D. Schramm, the Company's then Vice President and General Manager of the Communication Products Division. The agreement provides that upon the closing of a "sale" (as defined in the agreement) on or before December 31, 1998, (i) Mr. Schramm was to receive a bonus in an amount equal to 150% of his annual bonus at the "on-target" level for the fiscal year in which the closing of the sale occurred and (ii) 50% of the unexercisable or unvested portion of then-outstanding stock options granted prior January 1, 1998 were to be immediately exercisable and vested in full as of the date of the closing of the Sale.

     In February 1999, the Company entered into an agreement with James P. McCormick. The agreement provides that Mr. McCormick serve as the Company's Chief Operating Officer and Chief Financial Officer. The agreement is effective until the earlier of (the "Contract Date") (i) the date the Company terminates Mr. McCormick's employment without "cause" (as defined in the agreement) or (ii) August 19, 1999. Under the agreement, upon the occurrence of a performance milestone, a total of 60,000 unvested shares subject to certain outstanding options shall vest. In addition, on the Contract Date or effective 10 days prior to a "change of control" (as defined in the agreement): (i) an additional 60,834 unvested shares subject to certain outstanding options shall vest and (ii) Mr. McCormick shall be entitled to a bonus in an amount equal to $200,000, net of any applicable federal and state income taxes and any applicable employment taxes; provided, that Mr. McCormick has not voluntarily terminated his employment or the Company has not terminated his employment for cause. The agreement also provides that in the event of "disability" (as defined in the agreement) or death prior to the Contract Date, Mr. McCormick or his estate, as the case may be, will be entitled to the acceleration of the 60,834 unvested shares and receipt of the pro-rated $200,000 bonus described in the previous sentence.

     In February 1999, the Company entered into an agreement with Kevin J. Surace. The agreement provides that Mr. Surace serve as the Company's Executive Vice President of Business Development and Strategy. The agreement is effective until the earlier of (the "Contract Date") (i) the date the Company terminates Mr. Surace's employment without "cause" (as defined in the agreement) or (ii) August 5, 1999. Under the agreement, upon the occurrence of a performance milestone, a total of 60,000 unvested shares subject to certain outstanding options shall vest. In addition, on the Contract Date or effective 10 days prior to a "change of control" (as defined in the agreement): (i) an additional 48,125 unvested shares subject to certain outstanding options shall vest and (ii) Mr. Surace shall be entitled to a bonus in an amount equal to $200,000, net of any applicable federal and state income taxes and any applicable employment taxes; provided, that Mr. Surace has not voluntarily terminated his employment or the Company has not terminated his employment for cause. The agreement also provides that in the event of "disability" (as defined in the agreement) or death prior to the Contract Date, Mr. Surace or his estate, as the case may be, will be entitled to the acceleration of the 48,125 unvested shares and receipt of the pro-rated $200,000 bonus described in the previous sentence.

     In April 1998, the Board of Directors authorized the Company to enter into Change of Control Agreements with all of its employees, including the executive officers other than Dr. Markman, which provide for the payment of certain severance benefits in the event of a "Change of Control" of the Company (as defined in such agreements). Each agreement with an executive officer, other than Dr. Markman (each an

"Agreement"), provides that in the event of a Change of Control in which the individual's stock options are not assumed or substituted for by the acquiring corporation, such options will become fully vested and exercisable as of a date prior to the Change of Control. In addition, each Agreement provides that severance benefits will be payable to the individual upon the occurrence of both of the following: (1) a Change of Control of the Company, and (2) within 12 months after the Change of Control, such individual's employment is involuntarily terminated by the Company other than for "cause" or such individual terminates his or her employment for "good reason" (as those terms are defined in the Agreement). Upon the occurrence of the events described in the preceding sentence, such individual will be entitled to receive the following benefits: (a) a lump sum cash payment equal to the sum of (i) his or her then effective annual base salary, plus (ii) 100% of his or her bonus at the "on-target" level for the year in which the termination occurs, and (b) full accelerated vesting of any options to purchase shares of the Company's Common Stock or any unvested shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1998, the Company entered into a Preferred Stock Purchase Agreement with Microsoft Corp. ("Microsoft") pursuant to which Microsoft purchased 50,000 shares of the Company's Series A Preferred Stock for $4,500,000. The Series A Preferred Stock is convertible into 3,629,000 shares of Common Stock, subject to adjustment in certain circumstances, or approximately 12% of the outstanding Common Stock of the Company immediately after the transaction and approximately 9.3% of the outstanding Common Stock as of March 31, 1999. In connection with the sale of Series A Preferred Stock, Microsoft was granted certain registration rights. In addition, as conditions to the sale of the Series A Preferred Stock, the Company entered into a Patent License Agreement pursuant to which the Company received a $1.5 million nonrefundable fee from Microsoft for the license of certain of the Company's technologies, subject to refund in limited circumstances, and agreed to a covenant not to sue for matters relating to the Company's patents.

     In connection with the Company's divestiture of its DataRover handheld communication products division (the "DataRover Division"), the Company entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of October 28, 1998, with DataRover Mobile Systems, Inc. ("DSI"), a newly formed corporation. Steven D. Schramm, who was then the Vice President and General Manager of the Communication Products Division of the Company, was president and chief executive officer of DSI. Pursuant to the Stock Purchase Agreement, the Company contributed cash and certain other assets of the DataRover Division totaling $3,361,000 in value to DSI. The Company also licensed certain of its technologies to DSI pursuant to a Technology License Agreement, dated as of October 28, 1998. In consideration therefor, the Company received non-voting, non-redeemable preferred stock and 49% of the outstanding common stock of DSI. The majority of the outstanding common stock of DSI is owned by employee founders of DSI, including Mr. Schramm. In addition, pursuant to the Purchase Agreement, the Company agreed to purchase units from Oki Electric Industry Co., Ltd. for DSI under an existing letter of credit, and will be reimbursed the actual cost of such units by DSI upon the earlier of five days following the sale of the units by DSI or 120 days following shipment by Oki Electric. DSI's obligation to reimburse the Company is secured by all personal property of DSI. The Company also agreed to sublease office space to DSI for a period of two years. For the first year of such sublease, DSI will pay an amount which will be at a discount to market value. In connection with the divestiture, the Company also agreed to provide certain finance, MIS, shipping and receiving services and access to the Company's bug-tracking system for up to 90 days after November 4, 1998.

     During the fiscal year ended December 31, 1998, Wendy Schramm, Mr. Schramm's spouse, received $71,967 in compensation as an employee of the Company.

     In June 1998, the Company entered into a Telecommunications Services Agreement with Brooks Fiber Communications ("BFC") pursuant to which BFC will provide telecommunications services to the Company. Under the agreement, the Company paid an $8,000 installation fee and agreed to pay approximately $13,000 per month in usage fees until June 2003. In March 1999, the Company entered into an agreement with WorldCom Technologies, Inc. pursuant to which WorldCom Technologies, Inc. ("WTI") will provide Internet telecommunications services to the Company. Under the agreement, the Company will pay a $3,000 start-up fee, $6,000 per month for the first 12 months of the two-year term, and $10,800 per month for the remaining two-year term. BFC and WTI are wholly-owned subsidiaries of MCI WorldCom, Inc. Philip D. Knell, a director of the Company, is President and General Manager of MCI WorldCom Conferencing.

     The Company has entered into indemnification agreements with each of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. The Company maintains an insurance policy covering officers and directors of the Company under which the insurer has agreed to pay the amount of any claim made against the officers or directors of the Company that such officers or directors may otherwise be required to pay or for which the Company is required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $15,000,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during fiscal 1998, except that an initial statement of beneficial ownership of securities, Form 3, for Robert J. Sandor was not timely filed, and a Form 4 filing for Philip D. Knell for the month of December was filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee consisted of Ms. Swenson and Mr. Knell. No member of the committee is a current or former officer or employee of the Company or has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

     For 1998, certain matters relating to the compensation of executive officers other than Dr. Markman were determined by the Board of Directors. See "REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" below. None of members of the Board of Directors is a current or former officer or employee of the Company, except Dr. Markman who is the Chief Executive Officer and President of the Company. No member of the Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of two non-employee directors, Ms. Swenson and Mr. Knell. No member of the Committee is a current or former officer or employee of the Company. The Committee is responsible for setting and administering policies and plans governing compensation of executive officers, including the annual Executive Bonus Plan and the Amended and Restated 1990 Stock Option Plan. In addition, the Committee reviews compensation levels of other management level employees, evaluates the performance of management and reviews other compensation-related issues.

COMPENSATION PHILOSOPHY

     The Company applies a consistent compensation philosophy for all its employees, including its executive officers. The Company's compensation policy is designed to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Committee also believes that a strong correlation should exist between executive compensation, business objectives and overall Company performance, and seeks to design its total compensation package to elicit the highest degree of productivity and commitment from all executive officers. Equity-based compensation is also extremely important to the Committee because it enables employees, including executive officers, to identify more closely with the Company and aligns their interests with those of the Company's stockholders. These results foster a strong employee interest in increasing stockholder value through the appreciation of the Company's Common Stock.

COMPONENTS OF COMPENSATION

     There are three components of the Company's executive compensation program which support the goal of aligning compensation with the value created for the Company's stockholders while providing incentives to further the Company's strategic objectives: base salary, performance-based bonuses and stock options.

  Base Salary

     The Committee strives to offer salaries to its executive officers which are competitive with salaries offered by companies of similar size, complexity and market capitalization in the high technology industry in Silicon Valley. Base salaries are reviewed on an annual basis and are subject to adjustment based upon the individual's contribution to the Company and changes in salary levels offered by comparable companies. In determining the salaries of the executive officers, the Committee considers information provided by the Company's Vice President of Human Resources, as well as salary surveys, including those prepared by Radford Associates, an employment compensation consulting firm, and similar data available from independent sources. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN," the Company has selected the Hambrecht & Quist Technology Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded. For 1998, adjustments to the salaries of executive officers, other than Dr. Markman, were determined by the Board of Directors. See "REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION" below.

  Bonuses

     Target amounts of cash bonuses for each executive officer under the Company's Executive Bonus Plan are set annually by the Committee. Executive officers other than the Chief Executive Officer are eligible for the target bonus based on the Company's achievement of Company performance targets, which in 1998 was achievement of net income (loss) goals. Target bonuses in 1998 under the plan for executive officers other than the Chief Executive Officer, as of the end of the year, represented between approximately 30% and 60% of annual salary. Bonuses for 1998 were on target, based on the Committee's determination that the Company achieved its net income (loss) goals.

  Equity Incentives

     The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with the interests of the Company's stockholders. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the position of the officer, the current stock ownership of the officer, the stock ownership of other officers of the Company, the number of shares which continue to be subject to vesting under outstanding options, the compensation paid by other similarly situated companies to their executive officers and the expected future contribution of the officer to the Company's performance. The Committee gives primary weight to the officer's position and expected future contributions.

     The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. To enable the Company to grant sufficient options to attract and retain key officers, the Committee amended the Option Plan in November 1996 to eliminate a limitation on the maximum aggregate number of shares for which options could be granted to any employee in any fiscal year which would have enabled compensation related to options granted under the plan to be exempt from the effects of Section 162(m). Therefore, options granted thereafter under the Option Plan will not be exempt from the deduction limitation. In making this amendment the Committee considered that in light of the Company's cumulative net operating loss carry forward it was unlikely that the Company would have a benefit for the foreseeable future from the deduction, if any, resulting from excess compensation realized upon the exercise of executive officers' options. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Company and Dr. Markman entered into an employment agreement in September 1996 following arms-length negotiations and approval by the Committee. Under the agreement, Dr. Markman is entitled to an annual salary of $300,000, subject to annual review by the Board of Directors, and a guaranteed bonus of not less than twenty percent (20%) of his then current salary during the first twelve (12) months of his employment, or $60,000. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements." In January 1998, the Committee determined that Dr. Markman's annual base compensation for the second year of his employment would remain at $300,000 and set his bonus target eligibility at 80% of his annual base salary rate at the end of fiscal 1998. In January 1999, the Committee determined to increase Dr. Markman's annual base compensation for the fiscal year 1999 to $350,000, effective September 1998, and to award Dr. Markman a bonus of $273,000 for the period ended December 31, 1998 or 78% of his salary, after considering the Company's market value over the period, the Company's progress towards and attainment of certain corporate objectives, the consummation of certain strategic partner agreements and Dr. Markman's continued development of overall corporate strategy for the Company. Based on these considerations and pursuant to Dr. Markman's employment agreement which required the Company to provide him with additional options, the Committee also awarded Dr. Markman options to purchase 652,793 shares of Common Stock.

                                          COMPENSATION COMMITTEE

                                          Susan G. Swenson
                                          Philip D. Knell

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors is comprised of six members, including Dr. Markman, the Chief Executive Officer and President of the Company. No other member of the Board of Directors is a current or former officer or employee of the Company.

EXECUTIVE COMPENSATION

     In April 1998, the Board of Directors approved salary adjustments, averaging approximately 10%, effective April 1, 1998 for all executive officers other than Dr. Markman. These adjustments were based upon the individual's contributions to the Company and changes in salary levels offered by comparable companies to executive officers in comparable positions. In determining the salaries of the executive officers, the Board of Directors considered information provided by the Company's Vice President of Human Resources and an executive compensation consultant, as well as salary surveys, including those prepared by Radford Associates and similar data available from independent sources.

     The Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommended these salary adjustments. Evaluations of individual executive officers were based on predetermined individual goals. In addition to considering the results of the performance evaluations and information concerning competitive salaries, the Board of Directors and the Chief Executive Officer placed significant weight on the financial condition of the Company.

CHANGE OF CONTROL AGREEMENTS

     In April 1998, the Board of Directors determined that it was in the best interests of the Company and its stockholders to adopt Change of Control Agreements to provide all employees, including the executive officers other than Dr. Markman, with certain severance benefits upon termination of employment following a Change of Control of the Company (as defined in the agreements). The Board of Directors believes that such benefits provide employees, including the executive officers, with enhanced financial security, thereby providing incentive for such employees and officers to remain employed by the Company during a period of uncertainty when there is the possibility of or negotiation of a change of control transaction. Accordingly, the Board of Directors unanimously adopted change of control agreements for the Company's employees, including the executive officers other than Dr. Markman. The terms set for the executive officers are described above in the section entitled "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

                       THE BOARD OF DIRECTORS

                       Steven Markman, Ph.D.          Michael E. Kalogris
                       Carl F. Pascarella             Philip D. Knell
                       Roel Pieper, Ph.D.             Susan G. Swenson
                       Dennis F. Strigl

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual cumulative total return on the Company's Common Stock with the annual cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the H&Q Total Return Technology Index ("H&Q Index") for the period commencing on February 9, 1995(1) and ending on December 31, 1998(2).

      COMPARISON OF CUMULATIVE TOTAL RETURN FROM FEBRUARY 9, 1995, THROUGH
                               DECEMBER 31, 1998
                  GENERAL MAGIC, INC., NASDAQ US AND H&Q INDEX

                                                      GENERAL MAGIC              NASDAQ STOCK US                H&Q INDEX
                                                      -------------              ---------------                ---------
2/9/95                                                      100                         100                         100
12/29/95                                                  75.89                      135.14                      141.99
12/31/96                                                  16.52                      166.19                      176.47
12/31/97                                                   9.82                      203.88                      206.89
12/31/98                                                  35.94                      286.61                      321.81

(1) The Company's initial public offering commenced on February 10, 1995. For purposes of this presentation, the Company has assumed that its initial offering price of $14.00 would have been the closing sales price on February 9, 1995, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on February 9, 1995, in the Company's Common Stock at the Company's initial offering price of $14.00 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 420 North Mary Avenue, Sunnyvale, California 94086, not later than January [11], 2000, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          MARY E. DOYLE
                                          Secretary

[May 21,] 1999

                               GENERAL MAGIC, INC.
                              AMENDED AND RESTATED
                        1995 EMPLOYEE STOCK PURCHASE PLAN

      1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

            1.1 ESTABLISHMENT. The General Magic, Inc. 1995 Employee Stock Purchase Plan (the "INITIAL PLAN") was adopted by the Board on November 22, 1994. The Initial Plan is hereby amended and restated in its entirety as the General Magic, Inc. Amended and Restated 1995 Employee Stock Purchase Plan (the "PLAN") effective as of February 1, 1999 (the "EFFECTIVE DATE"). Notwithstanding any provision herein to the contrary, the terms of the Initial Plan shall remain in effect and govern all Purchase Rights granted pursuant to any Offering commencing prior to the Effective Date.

            1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

            1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

      2.  DEFINITIONS AND CONSTRUCTION.

            2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                  (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the

Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                  (d) "COMPANY" means General Magic, Inc., a Delaware corporation, or any successor corporation thereto.

                  (e) "COMPENSATION" means, with respect to any Offering Period, base salary before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, long-term disability, workers' compensation, moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other payments not included in base salary.

                  (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                  (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety
(90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                  (h) "FAIR MARKET VALUE" means, as of any date if on such date the Stock is listed on a national or regional securities exchange or market system, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion. If, on the relevant date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board.

                  (i) "OFFERING" means an offering of Stock as provided in
Section 6.

                  (j) "OFFERING DATE" means, for any Offering, the first day of the Offering Period.

                  (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1, including an Annual Offering Period and a Half-Year Offering Period as provided in Section 6.1.

                  (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                  (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                  (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                  (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                  (p) "PURCHASE DATE" means, for any Purchase Period, the last day of such period.

                  (q) "PURCHASE PERIOD" means a period established in accordance with Section 6.2.

                  (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

                  (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

                  (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                  (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                  (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                  (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

      3.  ADMINISTRATION.

            3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

            3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

            3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

      4. SHARES SUBJECT TO PLAN.

            4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five hundred five thousand (505,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

            4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section
4.2 shall be final, binding and conclusive.

      5. ELIGIBILITY.

            5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                  (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

                  (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year; or

                  (c) Any Employee who is a highly compensated employee within the meaning of Section 414(q) of the Code and who holds the office of vice president or any higher office, including, but not limited to, the office of chief executive officer and chief operating officer.

            5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

      6. OFFERINGS.

            6.1 OFFERING PERIODS. The Plan shall be implemented on and after the Effective Date by two series of Offerings: (a) a series of sequential Offerings of approximately twelve (12) months duration or such other duration as the Board shall determine (an "ANNUAL OFFERING PERIOD") and (b) a series of Offerings of approximately six (6) months duration or such other duration as the Board shall determine (a "HALF-YEAR OFFERING PERIOD"). Annual Offering Periods shall commence on or about February 1 of each year and end on or about January 31 of the following year. Half-Year Offering Periods shall commence on or about August 1 of each year and end on or about January 31 of the following year. Notwithstanding the foregoing, the Board may establish a different duration effective for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

            6.2 PURCHASE PERIODS. Each Annual Offering Period shall consist of two (2) consecutive Purchase Periods of approximately six (6) months duration, or such other number or duration as the Board shall determine. A Purchase Period commencing on or about February 1 shall end on or about the next July 31. A Purchase Period commencing on or about August 1 shall end on or about the next January 31. Each Half-Year Offering Period shall consist of a single Purchase Period of approximately six (6) months duration coterminous with such Offering Period. Notwithstanding the foregoing, the Board may establish a different duration effective for one or more future Purchase Periods or different commencing or ending dates for such Purchase Periods. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

      7. PARTICIPATION IN THE PLAN.

            7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

            7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering. Accordingly, a Participant in an Annual Offering Period may not participate simultaneously in the Half-Year Offering Period commencing during the term of an Annual Offering Period.

      8. RIGHT TO PURCHASE SHARES.

            8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Annual Offering Period, each Participant in that Annual Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Participant's Maximum Purchase Right, as defined below. Except as set forth below, on the Offering Date of each Half-Year Offering Period, each Participant in that Half-Year Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Participant's Maximum Purchase Right, as defined below. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

            8.2 MAXIMUM PURCHASE RIGHT. A Participant's "MAXIMUM PURCHASE RIGHT" with respect to any Offering Period means that number of whole shares of Stock determined by dividing ten percent (10%) of the Participant's anticipated Compensation for that Offering Period by $8.40 (which is an amount equal to sixty percent (60%) of the offering price as set forth in the Company's final prospectus incorporated in its Form S-1 Registration Statement filed with the Securities and Exchange Commission for its initial public offering of Common Stock). For purposes of this limitation, a Participant's anticipated Compensation shall be his or her Compensation for the first payday following the Offering Date of the Offering Period multiplied by the number of paydays in such Offering Period.

            8.3 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than twelve months or six months, then the applicable dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

            8.4 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

      9. PURCHASE PRICE.

  The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

      10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

            Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

            10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first payday during an Offering) or more than ten percent (10%). The Board may change the foregoing limits on payroll deductions effective as of any future Offering Date. Amounts deducted shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

            10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

            10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "CHANGE NOTICE DATE" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. Unless otherwise established by the Company, the Change Notice Date shall be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective.

            10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant's Purchase Right or (b) during a calendar year under the limit set forth in Section 8.4. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning, respectively, of (a) the next Offering Period, provided that the individual is a Participant in such Offering Period or (b) the next Purchase Period the Purchase Date of which falls in the following calendar year.

            10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

            10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

            10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

      11.  PURCHASE OF SHARES.

            11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

            11.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in
Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

            11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

            11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant's Plan account to be applied toward the purchase of shares in the subsequent Purchase Period or Offering Period, as the case may be.

            11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

            11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

            11.7 REPORTS AND STOCKHOLDER INFORMATION TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

      12. WITHDRAWAL FROM OFFERING OR PLAN.

            12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after the Purchase Date of a Purchase Period, the withdrawal shall not affect shares acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

            12.2 AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the Fair Market Value of a share of Stock on the Offering Date of the Half-Year Offering Period commencing immediately following the first Purchase Date of the concurrent Annual Offering Period is less than the Fair Market Value of a share of Stock on the Offering Date of such concurrent Annual Offering Period, then every Participant in such concurrent Annual Offering Period automatically shall be (a) withdrawn from the concurrent Annual Offering Period after the acquisition of shares on the Purchase Date and (b) enrolled in the Half-Year Offering Period effective on its Offering Date. A Participant may elect not to be automatically withdrawn from an Annual Offering Period pursuant to this Section 12.2 by delivering to the Company's designated office not later than the close of business on Offering Date of the Half-Year Offering Period a written notice indicating such election.

            12.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1 or automatic withdrawal from an Offering pursuant to Section 12.2, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares (except, in the case of an automatic withdrawal pursuant to Section 12.2, for an amount necessary to purchase an additional whole share as provided in Section 11.4) shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (unless otherwise provided pursuant to Section 10.6), and the Participant's interest in the Plan or the Offering, as applicable, shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

      13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

            Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13 unless otherwise provided pursuant to
Section 10.6. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

      14. CHANGE IN CONTROL.

            14.1  DEFINITIONS.

                  (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                  (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

            14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Purchase Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

      15. NONTRANSFERABILITY OF PURCHASE RIGHTS.

            A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

      16. COMPLIANCE WITH SECURITIES LAW.

            The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

      17. RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

            A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

      18. LEGENDS.

            The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE)."

      19. NOTIFICATION OF SALE OF SHARES.

            The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

      20. NOTICES.

            All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. INDEMNIFICATION.

            In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

      22. AMENDMENT OR TERMINATION OF THE PLAN.

            The Board may at any time amend or terminate the Plan, except that
(a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

      IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the General Magic, Inc. Amended and Restated 1995 Employee Stock Purchase Plan as duly adopted by the Board of Directors of the Company on October 16, 1998.

                                          ------------------------------------
                                          Secretary

                                     PROXY

                              GENERAL MAGIC, INC.

               420 NORTH MARY AVENUE, SUNNYVALE, CALIFORNIA 94086

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven Markman and Mary E. Doyle (the "Proxies"), and each of them, each with the power to appoint a substitute, and hereby authorizes each of them to represent and vote as designated on the reverse side all the shares of common and preferred stock of General Magic, Inc. (the "Company") held of record by the undersigned on April 26, 1999, at the Annual Meeting of Stockholders to be held on June 24, 1999, at 2:00 p.m. local time at The Westin Hotel, 5101 Great America Parkway, Santa Clara, California, or any adjournment thereof.

SEE REVERSE         CONTINUED AND TO BE SIGNED IN REVERSE SIDE    SEE REVERSE
  SIDE                                                               SIDE

     Please mark
[X]  votes as in
     this example.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposal 1, 2, 3 and 4.

     1.  ELECTION OF DIRECTORS.

         Nominees: Steven Markman, Ph.D., Michael E. Kalogris,
                   Philip D. Knell, Roel Pieper, Ph.D., Dennis F. Strigl, Susan G. Swenson


                         FOR        WITHHELD
                    [ ]  ALL    [ ] FROM ALL
                       NOMINEES     NOMINEES


                                                          MARK HERE
         [ ]                                             FOR ADDRESS [ ]
             --------------------------------------       CHANGE AND
             For all nominees except as noted above       NOTE BELOW


                                                        FOR  AGAINST  ABSTAIN

     2.  To approve an amendment to the Company's       [ ]    [ ]      [ ]
         Amended and Restated 1995 Employee Stock
         Purchase Plan to increase by 500,000 shares the maximum number of shares reserved for issuance thereunder.

     3.  To approve the issuance of those shares of     [ ]    [ ]      [ ]
         the Company's Common Stock equal to 20% or more of the outstanding Common Stock or voting power before the issuance of the Series D Convertible Preferred Stock upon
         (i) the conversion of the Company's
         Series D Convertible Preferred Stock and
         (ii) the exercise of warrants for the
         purchase of shares of the Company's Common
         Stock if the issuance of such shares upon such conversion or exercise is for less than the greater of book or market value of the Common Stock.

     4.  To ratify the appointment of KPMG LLP          [ ]    [ ]      [ ]
         as the independent auditors of the
         Company for the fiscal year ending
         December 31, 1999.

     5.  At their discretion, the Proxies are           [ ]    [ ]      [ ]
         authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:             Date:           Signature:              Date:
          ------------      ----------           -------------      -----------